As filed with the Securities and Exchange Commission on May 15, 1998.

                                              Registration No. 333-



                  SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                              FORM S-8

                     Registration Statement Under
                      The Securities Act of 1933

                          OTR EXPRESS, INC.
           (Exact name of registrant as specified in its charter)

        Kansas                                         48-0993128
(State or other jurisdiction                       (I.R.S. Employer
of incorporation)                                  Identification No.)

                          OTR EXPRESS, INC.
                        AMENDED AND RESTATED
                 1996 DIRECTORS' STOCK OPTION PLAN
                        (Full title of plans)

          Gary J. Klusman, President and Chief Executive Officer
                        OTR Express, Inc.
                  804 North Meadowbrook Drive
                      Olathe, Kansas  66062
              (Name and address for agent of service)

                           (913) 829-1616
                 (Telephone number, including area
                    code, for agent of service)

                   CALCULATION OF REGISTRATION FEE

   Title of                         Proposed        Proposed       Amount
   Securities        Amount         maximum         maximum        of
   to be             to be          offering price  aggregate      registration
   registered        registered     per share       offering price fee



Common Stock,        20,000 shares  $6.125<FN1>     $122,500        $36.14
par value $.01
per share

                               INTRODUCTION

<FN1>   Calculated in accordance with the provisions of Rule 457(c) using the average of the high and low sales price of the Corporation's Common Stock as reported on The Nasdaq Stock Market, Inc. on May 12, 1998.

           This Registration Statement on Form S-8 is filed by OTR Express, Inc. (the "Corporation") relating to 20,000 shares of its Common Stock, par value $.01 per share ("Common Stock") issuable pursuant to the OTR Express, Inc. Amended and Restated 1996 Directors' Stock Option Plan. The contents of the Corporation's Registration Statement on Form S-8 (File No. 333-13507) as filed with the Securities and Exchange Commission (the "Commission") on October 3, 1996, are incorporated herein by reference.

                                  PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.      Exhibits.

           Exhibit No.                       	Description

             4.1             	Articles of Incorporation, as amended of the
                              Corporation (incorporated by reference from
                              Exhibit 3(a) to Form 10-K for the year ended
                              December 31, 1995 (SEC File No. 1-19773).

             4.2             	Restated Bylaws of the Corporation
                              (incorporated by reference from Exhibit 3(b) to Form 10-K for the year ended December 31, 1995 (SEC File No. 1-19773)).

             4.3 Form of Stock Certificate (incorporated by reference to Exhibit 4(a) to Amendment No. 1 to Registration Statement on Form S-18 (SEC File No. 33-44422FW).

             5	               Opinion of Counsel (relating to the legality
                              of the securities being registered).

             23.1             Consent of Independent Accountants

             23.2             Consent of Counsel (included in Exhibit 5).

             24.1             Power of Attorney (included on signature page).

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on this 15th day of May, 1998.


                                                  OTR EXPRESS, INC.



                                                  By  /s/ Gary J. Klusman
                                                      Gary J. Klusman
                                                      President and Chief
                                                      Executive Officer



                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Gary J. Klusman, Steven W. Ruben and Gregory G. Johnson, or any of them, his or her true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                        Title                      Date


/s/ Gary J. Klusman            President and Chief            May 15, 1998
Gary J. Klusman                Executive Officer and Director


/s/ Steven W. Ruben            Vice President-Finance,        May 15, 1998
Steven W. Ruben                Chief Financial Officer and
                               Principal Accounting Officer

                               Director                       May 15, 1998
James P. Anthony


                               Director                       May 15, 1998
Frank Becker


/s/ Terry G. Christenberry     Director                       May 15, 1998
Terry G. Christenberry


/s/ Charles M. Foudree         Director                       May 15, 1998
Charles M. Foudree


/s/ Dean W. Graves             Director                       May 15, 1998
Dean W. Graves


/s/ Ralph E. MacNaughton       Director                       May 15, 1998
Ralph E. MacNaughton


/s/ Janice K. Ward             Director                       May 15, 1998
Janice K. Ward


/s/ William P. Ward            Chairman of the                May 15, 1998
William P. Ward                Board and Director

                            INDEX TO EXHIBITS

Exhibit Number     Description


     5 Opinion of Counsel (as to the legality of the securities being registered).

    23.1           Consent of Independent Accountants.